EXHIBIT 1

TRANSACTIONS SINCE THE DATE OF THE MOST RECENT FILING
ON SCHEDULE 13D

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the Nasdaq National Market System. The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
1/5/20101	Sale	$1.2594	8500
1/7/2010	Sale	1.30	2900
1/11/20102	Sale	1.3233	2000
1/12/2010	Sale	1.32	100
1/13/2010	Sale	1.30	1100
1/15/20103	Sale	1.2346	1300
1/19/20104	Sale	1.255	1200
1/21/20105	Sale	1.262	1000
1/25/20106	Sale	1.2429	3600
1/26/2010	Sale	1.22	2389
1/27/20107	Sale	1.2168	2500
1/28/20108	Sale	1.2098	4400
2/1/2010	Sale	1.30	900
2/2/2010	Sale	1.28	1200
2/3/2010	Sale	1.25	5000
2/10/20109	Sale	1.392	9956
2/11/2010	Sale	1.31	15243
2/12/201010	Sale	1.3079	1589
2/16/2010	Sale	1.37	1399
2/17/201011	Sale	1.3622	5427
2/18/201012	Sale	1.3001	17800
2/19/201013	Sale	1.3017	12599
2/22/201014	Sale	1.315	14200
2/23/201015	Sale	1.3702	29882
2/26/201016	Sale	1.3187	21368
3/1/201017	Sale	1.3002	90100
3/2/2010	Sale	1.30	5150

1 This transaction was executed in multiple trades at prices ranging from $1.20 – 1.30.
2 This transaction was executed in multiple trades at prices ranging from $1.31 – 1.33.
3 This transaction was executed in multiple trades at prices ranging from $1.23 – 1.25.
4 This transaction was executed in multiple trades at prices ranging from $1.25 – 1.27.
5 This transaction was executed in multiple trades at prices ranging from $1.25 – 1.29.
6 This transaction was executed in multiple trades at prices ranging from $1.23 – 1.26.
7 This transaction was executed in multiple trades at prices ranging from $1.20 – 1.22.
8 This transaction was executed in multiple trades at prices ranging from $1.20 – 1.22.
9 This transaction was executed in multiple trades at prices ranging from $1.31 – 1.45.
10 This transaction was executed in multiple trades at prices ranging from $1.30 – 1.32.
11 This transaction was executed in multiple trades at prices ranging from $1.35 – 1.40.
12 This transaction was executed in multiple trades at prices ranging from $1.30 – 1.40.
13 This transaction was executed in multiple trades at prices ranging from $1.30 – 1.35.
14 This transaction was executed in multiple trades at prices ranging from $1.30 – 1.35.
15 This transaction was executed in multiple trades at prices ranging from $1.35 – 1.40.
16 This transaction was executed in multiple trades at prices ranging from $1.30 – 1.35.
17 This transaction was executed in multiple trades at prices ranging from $1.30 – 1.33.